Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-282421 on Form S-8 of our report dated April 2, 2025, relating to the financial statements of Logistic Properties of the Americas appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte & Touche, S.A.

San José, Costa Rica

April 2, 2025